Exhibit 23.1
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               Consent of Independent Certified Public Accountants
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We consent to incorporation by reference in the Registration  Statements on Form
S-8 (File No. 333-38273) for the "Agreement with First American Financial Group, Dated August 7, 1997, and Certain Septima Enterprises, Inc. Stock Option Agreements" of our accompanying accountant's review report in Form 10-QSB, dated October 24, 2000, relating to the balance sheets of Septima Enterprises, Inc. as of December 31, 2000 and 1999 and the related statements of operations and comprehensive income for the six and three months ended December 31, 2000 and 1999 and the related statements of cash flows for the six months ended December 31, 2000 and 1999, respectively.

                                                     S. W. HATFIELD, CPA
Dallas, Texas
January 8, 2001




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